UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary proxy statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive proxy statement

[X]	Definitive additional materials

[ ]	Soliciting material under Rule 14a-12

THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[ ] Fee paid previously with preliminary materials

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

IMPORTANT NOTICE YOUR RESPONSE IS NEEDED

November 10, 2023

Dear Shareholder:

The Board of Directors of The Hartford Growth Opportunities Fund (the “Fund”) is requesting that shareholders voice their opinion on the matter to be voted on at a Special Meeting of Shareholders scheduled for December 13, 2023.

Shareholders of the Fund are being asked to vote on a single proposal:

(1)	To approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy.

Please take the opportunity to voice your opinion on the proposal outlined on the attached proxy card now.

What is the difference between diversified funds and non-diversified funds?

The Fund is currently classified as a diversified fund and must, therefore, operate in compliance with the diversification requirements under the Investment Company Act of 1940 (as amended), which strictly limit how much the Fund can invest in a single issuer. If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers.

Classification as a non-diversified fund will provide the Fund’s portfolio management team with the flexibility to invest a greater percentage of the Fund’s assets in fewer issuers or in any one issuer which may, in turn, provide the potential for better investment performance over time. For these reasons, Hartford Funds Management Company, LLC, the Fund’s investment manager, believes that reclassifying the Fund as non-diversified is in the best interests of the Fund and its shareholders.

Are there any other expected changes associated with the proposal?

No other changes to the Fund are expected as a result of the proposal and the Fund will continue to invest pursuant to its current investment objective and investment strategies as set forth in its prospectus.

If shareholders approve the proposal, when will the change take effect?

If the proposal is approved by shareholders, the Fund’s diversification classification will change and the related fundamental policy will be eliminated on or about March 1, 2024 in connection with the Fund’s annual update of its registration statement.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE

Additional information regarding the Special Meeting of Shareholders and the proposal can be found in the proxy statement. For your convenience, the proxy statement is also located online at https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

For assistance in voting your shares please call (877) 896-3199.

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at the website indicated on the enclosed proxy card

3. By PHONE with a live operator when you call toll-free 1 (877) 896-3199 Monday through Friday 9 a.m. to 10 p.m. Eastern Time

R2_19309_RN

IMPORTANT NOTICE YOUR RESPONSE IS NEEDED

November 10, 2023

Dear Shareholder:

The Board of Directors of The Hartford Growth Opportunities Fund (the “Fund”) is requesting that shareholders voice their opinion on the matter to be voted on at a Special Meeting of Shareholders scheduled for December 13, 2023.

Shareholders of the Fund are being asked to vote on a single proposal:

(1)	To approve reclassifying the Fund from a diversified investment company to a non-diversified investment company and eliminating a related fundamental diversification policy.

Please take the opportunity to voice your opinion on the proposal outlined on the attached proxy card now.

What is the difference between diversified funds and non-diversified funds?

The Fund is currently classified as a diversified fund and must, therefore, operate in compliance with the diversification requirements under the Investment Company Act of 1940 (as amended), which strictly limit how much the Fund can invest in a single issuer. If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers.

Classification as a non-diversified fund will provide the Fund’s portfolio management team with the flexibility to invest a greater percentage of the Fund’s assets in fewer issuers or in any one issuer which may, in turn, provide the potential for better investment performance over time. For these reasons, Hartford Funds Management Company, LLC, the Fund’s investment manager, believes that reclassifying the Fund as non-diversified is in the best interests of the Fund and its shareholders.

Are there any other expected changes associated with the proposal?

No other changes to the Fund are expected as a result of the proposal and the Fund will continue to invest pursuant to its current investment objective and investment strategies as set forth in its prospectus.

If shareholders approve the proposal, when will the change take effect?

If the proposal is approved by shareholders, the Fund’s diversification classification will change and the related fundamental policy will be eliminated on or about March 1, 2024 in connection with the Fund’s annual update of its registration statement.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE

Additional information regarding the Special Meeting of Shareholders and the proposal can be found in the proxy statement. For your convenience, the proxy statement is also located online at https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf

For assistance in voting your shares please call (877) 732-3618.

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at the website indicated on the enclosed proxy card

3. By PHONE with a live operator when you call toll-free 1 (877) 732-3618 Monday through Friday 9 a.m. to 10 p.m. Eastern Time

R2_19309_RN